Exhibit 99.1

Determine Announces 3rd Quarter Fiscal Year 2018 Financial Results

Business momentum driven by strong year-over-year subscription services growth contributes to robust quarterly financial performance.

CARMEL, IN – February 8, 2018 – Determine, Inc. (NASDAQ: DTRM), a pioneering leader in global Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) Cloud Platform solutions, announced financial results for its third quarter ended December 31st, 2017.

Q3 FY18 GAAP Financial Highlights:

●

GAAP Revenue was $7.5 million in Q3 FY2018, compared to $6.9 million in Q2 FY2018, representing a 8.4% increase quarter-over-quarter, and compared to $6.9 million in Q3 FY2017, representing a 9.0% increase year-over-year.

●	GAAP gross profit percentage was 55.7% in Q3 FY2018, compared to 49.8% in Q2 FY2018, and 48.8% in Q3 FY2017.
●	Deferred revenues increased to $10.4 million in Q3 FY2018 from $9.0 million in Q2 FY2018.
●

GAAP net loss was $2.3 million, or $0.16 per share, in Q3 FY2018, compared to $2.7 million, or $0.18 per share, in Q2 FY2018, representing an improvement of $0.02 per share quarter-over-quarter; in Q3 FY2017, the GAAP net loss was $2.2 million, or $0.18 per share.

(in thousands, except per share amounts)

GAAP Financial Measures	Q3	Q2	Q3	Change	Change	Nine Months
	FY 2018	FY 2018	FY 2017	Q/Q	Y/Y	FY 2018	FY 2017	Change Y/Y
Revenue - total	$7,467	$6,888	$6,852	8.4%	9.0%	$21,343	$19,928	7.1%
Revenue - recurring	$5,552	$5,545	$5,054	0.1%	9.9%	$16,397	$15,267	7.4%
Revenue - non-recurring	$1,915	$1,343	$1,798	42.6%	6.5%	$4,946	$4,661	6.1%
Gross profit - total	$4,160	$3,432	$3,341	21.2%	24.5%	$11,277	$9,865	14.3%
Gross profit - recurring	$3,649	$3,371	$3,277	8.2%	11.4%	$10,534	$10,182	3.5%
Gross profit (loss) - non-recurring	$511	$61	$64	737.7%	(698.4% )	$743	$(317)	334.4%
Gross margin - total	55.7%	49.8%	48.8%	5.9 pts	6.9 pts	52.8%	49.5%	3.3 pts
Gross margin - recurring	65.7%	60.8%	64.8%	4.9 pts	0.9 pts	64.2%	66.7%	(2.5 pts)
Gross margin - non recurring	26.7%	4.5%	3.6%	22.2 pts	23.1 pts	15.0%	(6.8% )	21.8 pts
Net loss	$(2,346)	$(2,671)	$(2,193)	(12.2% )	7.0%	$(7,127)	$(7,743)	(8.0% )
EPS	$(0.16)	$(0.18)	$(0.18)	$0.02	$0.02	$(0.51)	$(0.67)	$0.16

Q3 FY18 Non-GAAP Financial Highlights:

●

Non-GAAP revenue was $7.5 million in Q3 FY2018, compared to $6.9 million in Q2 FY2018, representing a 8.4% increase quarter-over-quarter, and compared to $6.9 million in Q3 FY2017, representing a 9.0% increase year-over-year.

●	Non-GAAP gross profit percentage was 60.1% in Q3 FY2018, compared to 54.9% in Q2 FY2018, and 54.4% in Q3 FY2017.
●

Non-GAAP net loss was $1.3 million, or $0.09 per share, in Q3 FY 2018, compared to a net loss of $1.5 million, of $0.10 per share, in Q2 FY2018, representing an improvement of $0.01 per share quarter-over-quarter. Q3 FY2017 had a non-GAAP net loss of $1.0 million, or $0.08 per share, representing an additional loss of $0.01 share year-over-year.

●	Billings increased 17.4% to $8.9 million in Q3 FY2018 from $7.5 million in Q3 FY2017. Billings, a non-GAAP measure, is defined as revenue plus the change in deferred revenues.
●	Non-GAAP EBITDA was a $0.5 million loss in Q3 FY2018, compared to a loss of $0.2 million in Q3 FY2017, representing an additional loss of $0.3 million year-over-year.

(in thousands, except per share amounts)
Non-GAAP Financial Measures	Q3	Q2	Q3	Change	Change	Nine Months
	FY 2018	FY 2018	FY 2017	Q/Q	Y/Y	FY 2018	FY 2017	Change Y/Y
Revenue - total	$7,467	$6,888	$6,852	8.4%	9.0%	$21,343	$19,936	7.1%
Revenue - recurring	$5,552	$5,545	$5,054	0.1%	9.9%	$16,397	$15,275	7.3%
Revenue - non-recurring	$1,915	$1,343	$1,798	42.6%	6.5%	$4,946	$4,661	6.1%
Gross profit - total	$4,484	$3,784	$3,726	18.5%	20.3%	$12,271	$10,896	12.6%
Gross profit - recurring	$3,916	$3,675	$3,590	6.6%	9.1%	$11,405	$11,037	3.3%
Gross profit ( loss) - non-recurring	$568	$109	$136	421.1%	317.6%	$866	$(141)	714.2%
Gross margin - total	60.1%	54.9%	54.4%	5.2 pts	5.7 pts	57.5%	54.7%	2.8 pts
Gross margin - recurring	70.5%	66.3%	71.0%	4.2 pts	(0.5 pts)	69.6%	72.3%	(2.7 pts)
Gross margin - non recurring	29.7%	8.1%	7.6%	21.6 pts	22.1 pts	17.5%	(3.0% )	20.5 pts
Net loss	$(1,303)	$(1,506)	$(1,010)	(13.5% )	29.0%	$(3,761)	$(4,253)	(11.6% )
EPS	$(0.09)	$(0.10)	$(0.08)	$0.01	$(0.01)	$(0.27)	$(0.37)	$0.10
Billings	$8,856	$5,991	$7,545	47.8%	17.4%	$21,619	$19,595	10.3%

“Momentum is the key word for Determine now as we continue to build on our success quarter over quarter. Our financial performance in Q318 was strong as measured by key metrics - notably year over year recurring revenue, which grew at an impressive 10%. We continue to bolster and refine our management, product, and sales and marketing strategies, resulting in significant growth in SQL-grade lead generation and pipeline activity. The latest release of the Determine Cloud Platform breaks new ground again, providing unparalleled capabilities to our customers, and in the coming quarters our product roadmap will introduce new innovations in key areas including, blockchain, AI and machine learning as it continues to roll out. Significantly, this past quarter was notable for our numerous customer satisfaction initiatives, capped by the Determine User Conference in France which surpassed attendance estimates. At all levels of the company, we are renewing our commitment every day to ensuring “Customer Experience” is the focus of everything we do. Our goal, as always, is to exceed customer expectations at every stage.”

— Patrick Stakenas, President and CEO, Determine, Inc.

Q3 FY18 Determine Business Highlights:

●

The first Determine User Group in Paris, France – was a full-day event with leading CPO’s and platform administrators – including 40+ European customer participants representing more than a dozen companies. The event was part of Determine’s ongoing customer experience enhancement program, which includes a series of regular one-on-one meetings, workshops and roundtables with customers.

●

Industry-Disrupting Determine Cloud Platform Solutions Sweep Across Spend Matters SolutionMapsSM: The Determine Cloud Platform was recognized in seven of the Spend Matters SolutionMapSM vendor comparison rankings, expanding its scoring and impressively maintaining its Value Leader ranking in E-Procurement.

●

Industry-Leading Source-to-Pay Provider Determine Empowers Customer Success Through New DetermineAlliance Partner Program: The launch of the DetermineAlliance Partner Program with an expanded global footprint establishes a truly collaborative partner forum to meet the end-to-end needs of customers today and into the future.

●     The Q3 FY2018 Release of the Determine Cloud Platform further expanded advanced capabilities across Source-to-Pay solutions. Highlights include:

○     Contract Management:

■     Associate multiple legal entities to a contract or contract request

■     The flexibility to create virtual contract templates that can be used to generate a contract in word documents

■     Expanded functionality for self-service business users

○     Procure to Pay:

■     Automatic invoice processing rules

■     Discrepancy tolerance rules, no-PO invoice rules, invoice re-processing rules

■     Specific features for North American Market

●     US Sales Tax, 1099 forms, Blanket PO, Canadian Compound Tax

●

Q3 FY2018 Customer Announcements: During Q3 FY2018, Determine announced new customer accounts in the US and Europe across its Determine Cloud Platform Source-to-Pay and Enterprise Contract Lifecycle Management solutions, in key verticals including financial, retail and healthcare/life sciences, among others.

○

Source-to-Pay Leader Determine, Inc. Empowers 100% of New Customers on the Determine Cloud Platform: The company accelerated performance to a whole new level by achieving 100% new customer growth in Q3 FY2018 on the industry-leading Determine Cloud Platform.

○

Bethpage Federal Credit Union Banks on Determine, Inc. to Optimize its Procure-to-Pay Processes: Bethpage Federal Credit Union, the largest credit union in the Northeast region and in New York State, has selected Determine for its best-in-class Procure-to-Pay functionality, including eInvoicing, P-Card, and Travel & Entertainment capabilities.

○

Leading Danish DIY Retailer SILVAN Builds Future On the Determine Cloud Platform: Silvan of Denmark, one of the largest DIY consumer retailers in the Nordic region, is leveraging the Determine Cloud Platform for Sourcing, Contract Management and Supplier Management.

●

Annualized Bookings: In Q3 FY2018, the revenue team delivered approximately $416K in annualized bookings. Financial Services, Healthcare/Life Sciences and Retail were particularly standout industry verticals.

●

Determine Continues Thought Leadership: In Q3 FY2018, Determine continued to provide meaningful educational resources to inform customers and prospects on the ever-changing Source-to-Pay and Enterprise Contract Lifecycle Management landscape:

○

Source-to-Pay Pioneer Determine, Inc. Delivers Game Changing Procurement Thought Leadership at the CPO Rising 2017 Summit: As a Silver Sponsor, the Determine team provided expertise on leveraging the industry-defining Determine Cloud Platform, with three valued customers featured as panel speakers — Biogen, Digital First Media and VSP Global.

○

Determine Brings Innovation Best Practices to IACCM Conference: As a featured event speaker, Determine presented a contract management case study, and showed attendees the latest contract innovations and how to put them to practical use through integrated contract management on the Determine Cloud Platform.

○

Determine, Inc. and Spend Matters Co-Host a Webinar on Contract Compliance—Why it Matters to Procurement: Julien Nadaud, Chief Product Officer and Rick Geneva, Director of Product Management at Determine, along with Jason Busch of Spend Matters, explore the thought leadership and best practices around contract compliance and what procurement’s role should be in managing it.

○

Determine, Inc. Shares Industry-Leading Supplier Relationship Expertise in PayStream Webinar: Sophie Pope, Director of Professional Services at Determine shared how managing suppliers involves vastly different forms, functions, and strategies depending on the department, team, and specific industry.

○

Determine Brings Platformance to SIG Executive Summit: This four-day forum for leading technology providers and practitioners combines roundtables, keynote sessions, workshops, breakout sessions and networking events in which Determine provided industry best practices, innovative processes and risk-mitigation strategies.

Conference Call and Webcast Thursday, February 8, 2018 at 5:00 PM (Eastern Time)

Participant Dial-In Numbers:

Toll-Free:                  1-877-407-0789

Toll/International:   1-201-689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=128017

Replay Dial-In Numbers:

Toll-Free:                  1-844-512-2921

Toll/International:   1-412-317-6671

From:  02/08/18 at 8:00 pm Eastern Time

To:  02/15/18 at 11:59 pm Eastern Time

Replay Pin Number:  13675586

Related: http://investor.determine.com

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations”. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The difference between GAAP and non-GAAP revenue is due to the impact of revaluing the deferred revenue balances acquired from primarily b-pack as required by GAAP purchase accounting.

The difference between GAAP and non-GAAP gross profit is the difference in GAAP versus non-GAAP revenues as well as the elimination of the amortization of acquisition related intangibles, stock based compensation and severance expense from the costs of revenue. Non-GAAP net loss excludes the non-GAAP gross profit items as well as acquisition related costs.

Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Further, please note that our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise recorded by the acquired entities of Iasta and b-pack, while our non-GAAP gross profit also excludes the amortization of intangibles that occurred due to the acquisition of the entities of Iasta and b-pack.

Annualized Bookings are an operating measure not derived from the company’s revenues or any other amounts presented in accordance with GAAP in the company’s statement of income, balance sheet or statement of cash flows or other equivalent statements.

Forward-looking Statements

Certain statements in this release and elsewhere by Determine are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Determine’s products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company’s industry. Determine undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

Inducement Grant

Determine also announced today that Kevin Turner, the Company’s recently appointed Senior Vice President – Customer Success, was granted a non-qualified stock option to purchase 100,000 shares of Determine’s Common Stock effective February 13, 2018. The non-qualified options will have an exercise price per share equal to the closing price of Determine’s common stock on NASDAQ on February 13, 2018. The options have a 10-year term and vest over a 48-month period, with 25 percent of the option shares vesting after completion of 12 months of continuous service to Determine, and the remaining option shares vesting in equal monthly installments over the following 36 months of continuous service to Determine. The grant was made as an inducement that was a material component of Mr. Turner’s compensation and subsequent acceptance of employment with the company and was granted as an employment inducement award pursuant to NASDAQ Listing Rule 5635(c)(4) approved by the members of the independent compensation committee of the board of directors of Determine.

Supporting Resources

Determine blog

Determine on LinkedIn

Determine on Twitter

Determine Resources

About Determine, Inc.

Determine, Inc. (NASDAQ: DTRM) is a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) solutions. The Determine Cloud Platform provides procurement, legal and finance professionals analytics of their supplier, contract and financial performance. Our technologies empower customers to drive new revenue, identify savings, improve compliance and mitigate risk.

The Determine Cloud Platform seamlessly integrates with major ERP or third-party systems such as SAP, Oracle, Sage, QAD and Microsoft. Modular solutions can be configured to add more as needed to provide additional value beyond spend management. Our unified master database and business process approach empower users at every level to make more informed and smarter decisions.

For more information, please visit: www.determine.com.

Contact

Media Relations:

Mike Mitchell

Determine, Inc.

+1.650.532.1590

pr@determine.com

Determine, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenues:
Recurring revenues	$5,552	$5,054	$16,397	$15,267
Non-recurring revenues	1,915	1,798	4,946	4,661
Total revenues	7,467	6,852	21,343	19,928

Cost of revenues:
Cost of recurring revenues	1,903	1,777	5,863	5,085
Cost of non-recurring revenues	1,404	1,734	4,203	4,978
Total cost of revenues	3,307	3,511	10,066	10,063

Gross profit:
Recurring gross profit	3,649	3,277	10,534	10,182
Non-recurring profit (loss)	511	64	743	(317)
Total gross profit	4,160	3,341	11,277	9,865

Operating expenses:
Research and development	1,289	1,049	3,363	3,052
Sales and marketing	2,733	2,273	7,923	7,843
General and administrative	1,986	1,761	5,863	5,432
Total operating expenses	6,008	5,083	17,149	16,327

Loss from operations	(1,848)	(1,742)	(5,872)	(6,462)

Other expense, net	(534)	(462)	(1,280)	(1,388)
Net loss before income tax	(2,382)	(2,204)	(7,152)	(7,850)

Benefit from income taxes	36	35	25	143
Consolidated net loss	(2,346)	(2,169)	(7,127)	(7,707)

Net loss attributable to non-conrolling interest	-	(24)	-	(36)
Net loss attributable to common stockholders	$(2,346)	$(2,193)	$(7,127)	$(7,743)

Basic and diluted net loss per share	$(0.16)	$(0.18)	$(0.51)	$(0.67)

Determine, Inc.
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Reconciliation of total revenue:
U.S. GAAP as reported	$7,467	$6,852	$21,343	$19,928
Adjustments:
Deferred revenue adjustment	-	-	-	8
Non-GAAP revenue	$7,467	$6,852	$21,343	$19,936

Reconciliation of gross profit:
U.S. GAAP as reported	$4,160	$3,341	$11,277	$9,865
Adjustments:
Deferred revenue adjustment	-	-	-	8
Amortizaton of acquisition	257	250	768	758
Stock based compensation	23	111	144	241
Severance	44	24	82	24
Non-GAAP gross profit	$4,484	$3,726	$12,271	$10,896

Reconciliation to non-GAAP net loss:
Net loss attributable to Determine, Inc.	$(2,346)	$(2,193)	$(7,127)	$(7,743)
Stock-based compensation expense	443	630	1,649	1,867
Deferred revenue adjustment	-	-	-	8
Amortization on intangibles	540	526	1,614	1,594
Benefit for income taxes	-	-	-	(13)
Severance costs	60	27	103	34
Non-GAAP net loss	$(1,303)	$(1,010)	$(3,761)	$(4,253)

Non-GAAP basic and diluted net loss per share	$(0.09)	$(0.08)	$(0.27)	$(0.37)

Weighted average shares outstanding for basic and diluted net loss per share	14,953	11,944	14,068	11,466

Determine, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Consolidated net loss	$(2,346)	$(2,169)	$(7,127)	$(7,707)
Foreign currency translation adjustments, net	257	(18)	1,028	(31)
Other comprehensive income	(69)	-	(80)	-
Comprehensive loss	(2,158)	(2,187)	(6,179)	(7,738)
Less: Net loss attributable to non-controlling interest	-	(24)	-	(36)
Comprehensive loss attributable to Determine, Inc.	$(2,158)	$(2,211)	$(6,179)	$(7,774)

Determine, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	March 31,
	2017	2017
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$10,077	$9,429
Accounts receivable, net	9,031	7,042
Restricted cash	27	34
Prepaid expenses and other current assets	1,243	1,553
Total current assets	20,378	18,058

Property and equipment, net	83	85
Capitalized software development costs, net	2,907	2,341
Goodwill	15,256	14,448
Other intangibles, net	4,452	5,860
Other assets	1,100	1,599
Total assets	$44,176	$42,391

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$11,821	$11,861
Accounts payable	2,279	2,478
Accrued payroll and related liabilities	1,985	1,729
Other accrued liabilities	2,408	2,042
Deferred revenue	10,179	10,070
Income tax payable	77	23
COFACE loan	20	174
Total current liabilities	28,769	28,377

Long-term deferred revenue	177	10
Convertible note, net of debt discount	7,260	7,599
Other long-term liabilities	1,306	1,306
Total liabilities	37,512	37,292

Total stockholders' equity	6,664	5,099
Total liabilities and stockholders' equity	$44,176	$42,391

Determine, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	December 31,	December 31,
	2017	2016

Operating activities
Net loss	$(7,127)	$(7,707)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,910	2,478
Stock-based compensation expense	1,649	1,867
Interest expense paid in kind as convertible note debt	587	-
Income tax benefit	(25)	(143)
Loss on fixed asset disposal	2	-
Unrealized currency translation gains	(43)	-
Changes in assets and liabilities:
Accounts receivable, net	(1,989)	272
Prepaid expenses and other current assets	308	143
Other assets	691	435
Accounts payable	(199)	462
Accrued payroll and related liabilities	256	147
Accrued restructuring costs	-	(403)
Other accrued liabilities and other long-term liabilities	365	(422)
Deferred revenue	276	(333)
Net cash used in operating activities	(2,339)	(3,204)

Investing activities
Purchase of property and equipment	(34)	(39)
Capitalized software development costs, net	(1,780)	(1,267)
Net cash used in investing activities	(1,814)	(1,306)

Financing activities
Proceeds from issuance of stock, net of issuance costs	4,909	-
Credit facility borrowing	29,415	3,000
Credit facility payment	(29,455)	(1,139)
Net employee witholding taxes paid in connection to issuance of restricted stock	(39)	78
Issuance of stock under employee stock purchase plan	73	80
Repayment of loan	(154)	(185)
Proceeds from exercise of stock options	6	-
Issuance of debt, net of costs	-	2,429
Net cash provided by financing activities	4,755	4,263

Effect of exchange rate changes on cash	46	216

Net increase (decrease) in cash and cash equivalents	648	(31)
Cash and cash equivalents at beginning of the period	9,429	9,418
Cash and cash equivalents at end of the period	$10,077	$9,387

Determine, Inc.
Billings Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Total revenues	$7,467	$6,852	$21,343	$19,928
Deferred revenue:
End of period	10,356	10,033	10,356	10,033
Beginning of period	8,967	9,340	10,080	10,366
Change in deferred revenue	1,389	693	276	(333)
Total billings (total revenues plus the change in deferred revenue)	$8,856	$7,545	$21,619	$19,595

Determine, Inc.
Non-GAAP EBITDA Reconciliation
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Reconciliation to non-GAAP EBITDA net loss:
Non-GAAP net loss	$(1,303)	$(1,010)	$(3,761)	$(4,253)
Interest	409	461	1,301	1,299
Depreciation	473	348	1,244	916
Income taxes and minority shareholder	(36)	(11)	(25)	(107)
Non-GAAP EBITDA net loss	$(457)	$(212)	$(1,241)	$(2,145)